Exhibit 99.1

“Horizon Lines Files for Public Offering of Secondary Shares”

Charlotte, N.C., August 11, 2006 — Horizon Lines, Inc. (NYSE: HRZ) announced today that it has filed a registration statement with the U.S. Securities and Exchange Commission relating to a proposed underwritten public offering of 5,300,000 outstanding shares of its common stock. Of the shares to be offered, 5,251,767 shares are to be sold by Castle Harlan Partners IV, L.P. and its co-investor Stockwell Fund, L.P. and their respective affiliates and associates, and 48,233 shares are to be sold by certain of the Company’s non-employee directors. The selling stockholders intend to grant the underwriters a 30-day option to purchase up to 795,000 additional shares from them.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This communication shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Media Contact: Michael Avara, Horizon Lines, Inc., 704-973-7000, mavara@horizonlines.com